                                                                    EXHIBIT 3.10

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                             QUALITY TUBING, INC.

          Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the "Act"), Quality Tubing, Inc., a Texas corporation (the "Corporation"), hereby adopts the following amended and Restated Articles of Incorporation, which accurately copy the Articles of Incorporation of the Corporation and all amendments thereto that are in effect to date and as further amended by such Amended and Restated Articles of Incorporation as herein set forth and which contain no other change in any provision thereof:

                                  ARTICLE ONE

          The Articles of Incorporation of the Corporation, together with all amendments thereto, are hereby amended by the Amended and Restated Articles of Incorporation as follows:

          (a) Article IV is hereby amended to decrease the total number of shares of capital stock which the Corporation shall have the authority to issue from 216,036 shares to 70,000 shares, by decreasing the number of authorized shares of Common Stock and by eliminating all references to the previously authorized Preferred Stock, the outstanding shares of which have been converted into shares of Common Stock. Article IV is also amended by renumbering Section
4.3 so that it will be Article V1, which article previously had been deleted and not replaced. Such amendments are set forth in the Restated Articles of Incorporation of the Corporation attached hereto as Exhibit A an incorporated herein for all purposes.

          (b) Article VII is hereby amended in its entirety to provide for the express prohibition of cumulative voting as set forth in the Restated Articles of Incorporation of the Corporation attached hereto as Exhibit A and incorporated herein for all purposes.

          (c) Article VIII is hereby amended in its entirety to replace the indemnification provisions with amended indemnification provisions as set forth in the Restated
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Articles of Incorporation of the Corporation attached hereto as Exhibit A and incorporated herein for all purposes.

          (d) Article IX is hereby deleted is its entirety and is replaced by a new Article IX which provides for the limitation of liability of directors of the Corporation as set forth in the Restated Articles of Incorporation of the Corporation attached hereto as Exhibit A and incorporated herein for all purposes.

          (e) The first sentence of Article XI is hereby amended in its entirety as set forth in the Restated Articles of Incorporation of the Corporation attached hereto as Exhibit A and incorporated herein for all purposes.

          (f) Article XII is hereby deleted and a new Article XII is added as set forth in the Restated Articles of Incorporation of the Corporation attached hereto as Exhibit A and incorporated herein for all purposes.

                                  ARTICLE TWO

          Each amendment made by these Amended and Restated Articles of Incorporation has been effected in conformity with the provisions of the Act and such Amended and Restated Articles of Incorporation and each such amendment made hereby were duly adopted by the shareholders of the Corporation on December 19, 1995.

                                 ARTICLE THREE

          The number of shares outstanding was 46,729, and the number of shares entitled to vote on the Amended and Restated Articles of Incorporation as so amended was 46,729. All of the shareholders have signed a written consent to the adoption of such Amended and Restated Articles of Incorporation as so amended pursuant to Article 9.10 of the Act and any written notice required by
Article 9.10 of the Act has been given.

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                                 ARTICLE FOUR

          The Articles of Incorporation of the Corporation and all amendments and supplements thereto are hereby superseded by the Restated Articles of Incorporation of the Corporation attached hereto as Exhibit A, which accurately copy the entire text thereof with amendments as above set forth.

EXECUTED this 19th day of December, 1995.

                                   QUALITY TUBING, INC.


                                   By: /s/ David L. Daniel
                                       ------------------------------------
                                       David L. Daniel
                                       President & Chief Executive Officer

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

                                                                       EXHIBIT A

                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                             QUALITY TUBING, INC.

                                   ARTICLE I
                                   ---------

          The name of the Corporation is Quality Tubing, Inc.

                                   ARTICLE II
                                   ----------

          The period of its duration is perpetual.

                                  ARTICLE III
                                  -----------

          The purpose or purposes for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE IV
                                  ----------

          The aggregate number of shares which the Corporation shall have authority to issue is 70,000 shares of Common Stock, par value $1.00 per share.

                                   ARTICLE V
                                   ---------

          The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000 consisting of money, labor done or property actually received.

                                  ARTICLE VI
                                  ----------

          No holder of any shares of any class of stock of the Corporation or other person shall have any preemptive or preferential right to acquire (i) any additional, unissued or treasury shares of any class of stock (whether or not existing or hereafter authorized) of the Corporation, (ii) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or
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subscribe to, any such additional, unissued or treasury shares of any class of stock (whether or not existing or hereafter authorized) of the Corporation, (iii) any right of subscription to or to receive, or any warrant or option for purchase of, any of the foregoing securities, or (iv) any other securities that may be issued or sold by the Corporation other than such, if any, as the Board of Directors of the Corporation, in its sole and absolute discretion, may determine from time to time.

                                  ARTICLE VII
                                  -----------

          At each election for directors of the Corporation, each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, only the number of shares owned by him for as many persons as there are directors to be elected, and no shareholder shall ever have the right or be permitted to cumulate his votes on any basis, any and all rights of cumulative voting being hereby expressly denied.

                                  ARTICLE VIII
                                  ------------

          The Corporation shall, to the maximum extent permitted from time to time under the Texas Business Corporation Act, indemnify and upon request shall advance expenses to any Indemnitee (as defined below) against judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys' fees) actually incurred by the Indemnitee in connection with any Proceeding (as defined below) in which he was, is or is threatened to be made a named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to below under the definition of Indemnitee. For purposes of this paragraph, "Indemnitee" means (i) any present or former director, advisory director or officer of the Corporation, (ii) any person who while serving in any of the capacities referred to in clause

                                       2
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(i) hereof served at the Corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof. For purposes of this paragraph, "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding. The indemnification provided by this Article shall not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Corporation's bylaws, any law, agreement or vote of shareholders or disinterested directors, or otherwise, and shall inure to the benefit of the heirs and legal representatives of such Indemnitee. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX
                                   ----------

          A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any act or omission in his capacity as a director except to the extent otherwise expressly provided by a statute of Texas. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of the corporation existing at the time of the repeal or modification.

                                   ARTICLE X
                                   ---------

          The address of the registered office of the Corporation is 10303 Sheldon Road, Houston, Texas 77015, and the name of its registered agent is George C. Woods.

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                                  ARTICLE XI
                                  ----------

          The number of directors which shall constitute the whole board shall be such as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. The number of directors may be increased or decreased from time to time by amendment to the bylaws of the corporation, but no decrease shall have the effect of shortening the term of any incumbent director. The initial Board of Directors is two (2) and the names and addresses of the persons who will serve until the first meeting of shareholders or until their successors are elected and qualified are:

          Jon DuBois          14506 Foxford
                              Houston, Texas 77015

          Ralph Husted        14506 Foxford
                              Houston, Texas 77015

                                  ARTICLE XII
                                  -----------

          Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

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